                           ---------------------------
                              Amended and Restated
                          Certificate of Incorporation
                                       of
                         American Italian Pasta Company
                           ---------------------------

     American Italian Pasta Company, a corporation  organized and existing under the laws of the State of  Delaware  (the  "Corporation"),  hereby  certifies  as follows:

     1. The name of the  Corporation  is American  Italian  Pasta  Company.  The
original  Certificate of  Incorporation  of the  Corporation  was filed with the
Secretary of State of the State of Delaware on October 9, 1991.

     2. Pursuant to Sections 242 and 245 of the General  Corporation  Law of the
State  of  Delaware,   as  amended  (the  "DGCL"),  this  Amended  and  Restated
Certificate of  Incorporation  restates and further amends the provisions of the
Certificate of Incorporation of this Corporation.  Pursuant to and in accordance with the provisions of Section 228 of the DGCL,  written consent to this Amended and Restated  Certificate of  Incorporation  has been given in lieu of a vote of stockholders  at a meeting and written  notice of such written  consent has been given to all  stockholders who have not consented in writing to this Amended and
Restate Certificate of Incorporation.

     3. The text of the original  Certificate  of  Incorporation  as  heretofore amended or  supplemented  is hereby  restated and further amended to read in its entirety as follows:

                                   ARTICLE I
                                      NAME

     Section 1.1 Name.  The name of the  Corporation  is American  Italian Pasta
Company.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

     Section 2.1 Office and Agent.  The registered  office of the Corporation in the  State  of  Delaware  is  located  at 1209  Orange  Street,  in the  City of
Wilmington,  in the County of New Castle.  The name of its  registered  agent at that address is The Corporation Trust Company.

                                  ARTICLE III
                                CORPORATE PURPOSE

     Section 3.1  Purpose.  The purpose of the  Corporation  is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV
                                 CAPITALIZATION

     Section 4.1 Authorized  Capital Stock. (a) The Corporation is authorized to
issue  three  classes  of  stock  to  be  designated,   respectively,  "Class  A
Convertible  Common  Stock",  "Class  B  Convertible  Non-Voting  Common  Stock"
(referred to herein  collectively  with the Class A Convertible  Common Stock as the "Common  Stock") and "Preferred  Stock." The total number of shares that the
Corporation  is authorized to issue is 110 million  shares,  of which 75 million shares shall be Class A Convertible  Common Stock, par value $.001 per share, 25 million shares shall be Class B Convertible  Non-Voting  Common Stock, par value
$.001 per share, and 10 million shares shall be Preferred Stock, par value $.001 per share.

          (b) concurrently with the effectiveness (the "Effective Time") of this
     amended  and  Restated   Certificate  of  Incorporation   ("Certificate  of
     Incorporation"),  each share of common stock,  no par value per share,  and
     Class A  common  stock,  par  value  $.01  per  share,  of the  Corporation outstanding  immediately  prior to the effectiveness of this Certificate of
     Incorporation   shall  be  redesignated  as  6.132043  shares  of  Class  A
     Convertible  Common  Stock.  Each share of common  stock,  no par value per share,  and  Class A  common  stock,  par  value  $.01  per  share,  of the
     Corporation  outstanding  immediately  prior to the  Effective  Time  shall automatically cease to be outstanding at the Effective Time, and holders of such  shares  shall  have the right to  surrender  the  certificates  which represented  such  shares  in  exchange  for  receipt  of shares of class A
     Convertible  Common Stock in accordance with this Section 4.1(b).  Any such certificates  presented  after the  Effective  time for  transfer  shall be cancelled and  exchanged for shares of Class A Convertible  Common Stock as provide in this Section  4.1(b).  Until so  surrendered,  each  certificate which,  prior to the Effective  Time,  represented  issued and  outstanding shares of common  stock,  no par value per share,  or Class A common stock, par value $.01 per share,  shall be deemed and  treated  for all  corporate purposes to represent  the  ownership of the number of Class A  convertible
     Common Stock that would have been issued if such surrender had taken place.

          (c) No  fractional  shares  of less  than one  whole  share of Class A
     Convertible  Common Stock or scrip  representing  such fractional shares of
     Class A Convertible  Common Stock shall be issued in  connection  with such redesignation,  and such  fractional  share  interests will not entitle the holder  thereof to vote or to any rights of a  stockholder  of the  Company after the effectiveness of this Certificate of Incorporation. All shares of
     Class A Convertible Common Stock (including  fractions thereof) issuable to a holder  upon the  redesignation  pursuant to this  subparagraph  shall be aggregated  for purposes of  determining  whether the  redesignation  would result in a fractional share. If after such aggregation,  the redesignation would result in the issuance of a fractional  share of Class A  Convertible
     Common  Stock,  such  fractional  share  shall be rounded up or down to the nearest whole share of Class A Convertible Common Stock, and there shall be no cash paid to or from the  Corporation in respect of any such  fractional interest.

     Section 4.2 Common Stock. The designations and the powers,  preferences and rights of the Common Stock are as follows:

          (a) Voting Rights.

               (i) Class A Convertible Common Stock.  Except as set forth herein or as otherwise  required by law,  each  outstanding  share of Class A
          Convertible  Common  Stock shall be entitled to vote on each matter on which the  stockholders of the Corporation  shall be entitled to vote, including  the  election  of  directors,  and each  holder  of Class A
          Convertible  Common Stock shall be entitled to one vote for each share of such stock held by such holder.

               (ii) Class B Convertible  Non-Voting Common Stock.  Except as set
          forth herein or as otherwise  required by law, each outstanding  share of Class B Convertible  Non-Voting  Common Stock shall not be entitled to vote on any  matter on which the  stockholders  of the  Corporation shall  be  entitled  to  vote,  and  shares  of  Class  B  Convertible
          Non-Voting  Common  Stock  shall not be included  in  determining  the number  of  shares  voting or  entitled  to vote on any such  matters.
          Notwithstanding  the  foregoing,  holders  of  shares  of the  Class B
          Convertible  Non-Voting  Common  Stock  shall be entitled to vote as a separate  class on any amendment to this  subparagraph  (a)(ii) and on any  amendment,  repeal  or  modification  of any  provision  of  this
          Certificate  of  Incorporation  that  adversely  affects  the  powers, preferences  or special  rights of holders of the Class B  Convertible
          Non-Voting Common Stock.

     The number of authorized  shares of Class B Convertible  Non-Voting  Common
Stock may be increased or decreased  (but not below the number of shares thereof then  outstanding  plus the number of shares of Class B  Convertible  Non-Voting
Common Stock issuable or exercisable pursuant to any security of the Corporation providing for the issuance or delivery of Class B Convertible  Non-Voting Common
Stock) by the  affirmative  vote of the holders of a majority of the outstanding shares of Class A  Convertible  Common  Stock and without any vote or consent of the holders of shares of Class B Convertible Non-Voting Common Stock.

          (b)  Dividends  and  Distributions.  Subject  to the  prior  rights of holders of all classes of stock at the time outstanding having prior rights as to dividends,  the Board of Directors of the Corporation  (the "Board of
     Directors")  may cause  dividends  to be paid to the  holders  of shares of
     Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends or other distributions  (including  without  limitation any grant or distribution of rights to subscribe  for or purchase  shares of capital stock or securities or  indebtedness  convertible  into capital stock of the  Corporation)  are declared, whether payable in cash, in property or in shares of stock of the
     Corporation  (other  than in shares of Common  Stock) the holders of Common
     Stock  shall be  entitled  to  share  equally,  share  for  share,  in such dividends  or other  distributions  as if all such  shares were of a single class.  No  dividends or other  distributions  shall be declared or paid in shares of Common  Stock,  or options,  warrants  or rights to acquire  such stock or securities  convertible  into or  exchangeable  for shares of such stock,  except  dividends  or  other  distributions  payable  to all of the holders of Common Stock  ratably  according to the number of shares held by them,  in shares of Class A  Convertible  Common  Stock to  holders of that class of  stock,  and in shares of Class B  Convertible  Non-Voting  Common
     Stock to holders of that class of stock.

          (c) Liquidation. Subject to the prior rights of holders of all classes of stock outstanding  having prior rights with respect to the assets of the
     Corporation,  in the event of any  voluntary  or  involuntary  liquidation, dissolution  or winding up of the  affairs of the  Corporation,  holders of
     Common Stock shall be entitled to share ratably  according to the number of shares  held by  them,  in all  assets  of the  Corporation  available  for distribution to its stockholders.

          (d) Conversion.

               (i) Conversion of Class A convertible Common Stock.

                    (A) Optional Conversion. Subject to and upon compliance with the  provisions of this  subparagraph  (d),  each Morgan  Stanley
               Stockholder  (as  hereinafter   defined)  shall  be  entitled  to
               convert,  at any time and  from  time to time,  any or all of the
               shares  of  Class  A  Convertible   Common  Stock  held  by  such
               stockholder into an equal number of shares of Class B Convertible
               Non-Voting  Common Stock;  provided that  following  receipt of a
               Deferral  Notice (as defined in  paragraph  (d)(iv)  below),  the aggregate  number of shares of Class A  Convertible  Common Stock permitted  to be  converted  at the end of the  related  Deferral
               Period  (as  defined  in  paragraph  (d)(iv)  below) by each such stockholder (other than a stockholder that requested a conversion and thereby  triggered such Deferral  Notice,  which  stockholder shall be  entitled to convert  all shares  such  stockholder  has requested to convert) in accordance with paragraph  (d)(iv) shall be equal to the  number of shares of Class A  Convertible  Common
               Stock held by such  stockholder that are required to be converted so that such  stockholder  (after  giving  effect to the proposed redemption,  repurchase or other acquisition,  if any, and to all other conversions  during or upon the expiration of such Deferral
               Period) holds the same percentage of the total  outstanding Class
               A Convertible  Common Stock as such  stockholder held immediately prior to the receipt of the relevant Deferral Notice.

                    (B) Automatic  Conversion.  Notwithstanding  anything to the contrary in the immediately  preceding clause (A), in the case of any such conversion  (including any conversion in accordance with
               paragraph   (d)(iv))  or  in  the  case  of  any  acquisition  of
               additional  shares  of Class A  Convertible  Common  Stock by any
               Morgan   Stanley   Stockholder   in  each  case   following   the
               consummation  of the  Corporation's  initial  public  offering of
               Class A Convertible  Common Stock (the "IPO"),  shares of Class A
               Convertible  Common  Stock  held by Morgan  Stanley  Stockholders shall,  pro rata in proportion to the number of shares of Class A
               Convertible Common Stock held by all Morgan Stanley Stockholders, automatically,  without any action on part of the transferor, the transferee or the Corporation,  be converted into shares of Class
               B Convertible  Non-Voting Common Stock to the extent necessary so that,  after giving  effect to all such  conversions  (and to any other related  redemptions,  repurchases or other  acquisitions), the Morgan Stanley  Stockholders shall not own in the aggregate a number of shares of Class A Convertible Common Stock greater than the MS Percentage (as hereinafter defined).

               (ii) Conversion of Class B Convertible Non-Voting Common Stock.

                    (A) Optional  Conversion.  Prior to the  consummation of the
               IPO and subject to and upon  compliance  with the  provisions  of this subparagraph  (d), each Morgan Stanley  Stockholder shall be entitled  at any time and from time to time to convert any or all of its shares of Class B Convertible Non-Voting Common Stock into an equal number of shares of Class A  Convertible  Common  Stock.
               Following  the  consummation  of the IPO and  subject to and upon compliance  with the  provisions of this  subparagraph  (d), each
               Morgan Stanley Stockholder shall be entitled at any time and from time to time,  if at such time the  Morgan  Stanley  Stockholders shall  beneficially own, in the aggregate,  a number of shares of
               Class  A  Convertible  Common  Stock  that is  less  than  the MS
               Percentage,  to  convert  a  number  of its  shares  of  Class  B
               Convertible  Non-Voting  Common Stock held by such Morgan Stanley
               Stockholder,  pro rata in  proportion  to the number of shares of
               Class B  Convertible  Non-Voting  Common Stock held by all Morgan
               Stanley  Stockholders,  into an equal number of shares of Class A
               Convertible  Common  Stock  such  that,  if  all  Morgan  Stanley
               Stockholders  were to concurrently  exercise the right to convert as set forth in this  subparagraph  (d)(ii),  the Morgan  Stanley
               Stockholders  would,   immediately   following  such  conversion,
               beneficially  own in the  aggregate a number of shares of Class A
               Convertible Common Stock no greater than the MS Percentage.

                    (B) Automatic Conversion Upon Transfer.  Upon a Transfer (as
               hereinafter  defined) by any Morgan  Stanley  Stockholder  of any shares of Class B Convertible Non-Voting Common Stock to a person other than any other Morgan Stanley  Stockholder or any Affiliate of  any  Morgan  Stanley  Stockholder,  any  shares  of  Class  B
               Convertible   Non-Voting   Common  Stock  so  Transferred   shall
               automatically,  without any action on part of the transferor, the transferee or the Corporation,  be converted into an equal number
               of  shares  of  Class  A   Convertible   Common  Stock  upon  the
               consummation  of such  Transfer.  Each such  conversion  shall be deemed to have been  effected  immediately  prior to the close of business on the date the share is Transferred.

          (iii) Mechanics of Conversion.

                    (A) Optional Conversion.  Each optional conversion of shares of any class of Common  Stock of the  Corporation  into shares of another  class  of  Common  Stock  of the  Corporation  shall  be effected by the  surrender  of the  certificate  or  certificates representing the shares to be converted (the "Converting Shares")
               accompanied  by  instruments  of  transfer  satisfactory  to  the
               Corporation  and  the  payment  in cash  of any  amount  required pursuant  to  subparagraph  (d)(viii)  below  and  sufficient  to transfer the  Converting  Shares to the  Corporation  free of any adverse  interest,  at the principal office of the Corporation or any of the offices or agencies maintained for such purpose by the
               Corporation  ("Transfer Agent") and shall give written notice (by registered or certified mail, overnight courier or hand delivery)
               to the  Corporation  at such  Transfer  Agent  that  such  holder desires to convert the Converting  Shares,  or a stated number of the shares

               represented by such  certificate or  certificates,  into an equal number of  shares of the class  into  which  such  shares  may be converted (the "Converted Shares").  Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof.

                    The  Corporation  shall promptly  notify each Morgan Stanley
               Stockholder  of its  receipt  of  such  notice.  As  promptly  as practicable  after the  surrender  of such  Converting  Shares as
               aforesaid,   the  Corporation  will,  subject  to  the  terms  of
               subparagraphs  (d)(i) and  (d)(ii)  hereof,  issue and deliver in
               accordance  with  the  surrendering   holder's  instructions  the
               certificate  or  certificates  evidencing  the  Converted  Shares issuable upon such  conversion,  and the Corporation will deliver to the converting holder a certificate  (which shall contain such legends  as were set  forth  on the  surrendered  certificate  or certificates)  representing  any shares which were represented by the  certificate  or  certificates  that  were  delivered  to the
               Corporation in connection  with such  conversion,  but which were not  converted;  provided,  however,  that if such  conversion is subject to subparagraph  (d)(iv) below, the Corporation shall not issue such  certificate or  certificates  until the expiration of the Deferral Period referred to therein.

                    Such  conversion,  to the extent  permitted by law, shall be deemed to have been  effected  as of the close of business on the date on which such surrendered  certificate or certificates shall have been received by the Corporation as provided herein,  and at such time the  rights of the holder of the  Converting  Shares as such  holder  shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be  issued  upon such  conversion  shall be deemed to have become the holder or holders of record of the  Converted  Shares.
               Notwithstanding  the  foregoing,  in  the  case  of a  conversion subject to subparagraph  (d)(iv) below,  the conversion  shall be deemed  effective  upon the  expiration  of the  Deferral  Period referred to therein.

                    (B)  Automatic  Conversion.  Each  automatic  conversion  of shares  of any  class of  Common  Stock of the  Corporation  into shares of another class of Common Stock of the Corporation  shall be deemed to have been effected immediately prior to the close of business  on the date the  share is  automatically  converted  in accordance  with  this  subparagraph  (d).  In each such case the person  or  persons  in whose  name or names any  certificate  of certificates  for  Converted  Shares shall be issuable  upon such conversion  shall be deemed to have  become the holder or holders of record of the  Converted  Shares  represented  thereby  at the effective  date of such  conversion,  unless  the stock  transfer books of the  Corporation  shall be closed on such date, in which event  such  conversion  shall be deemed  to have  been  effected immediately  following the opening of business on the next day on which the stock transfer books of the Corporation  shall be open.
               Following any such automatic  conversion,  the share or shares of
               Common Stock so converted  shall cease to be  outstanding(degree)
               notwithstanding  the fact that the holder or holders may not have surrendered  the certificate or  certificates

               representing  such  Converting  Shares for  conversion,  and such certificate or certificates shall thereafter represent solely the right to receive a certificate or certificates  for the Converted
               Shares  Stock  issuable  upon  such  automatic  conversion,  upon surrender of such  certificate or certificates to the Corporation or  its  transfer  agent,  of  the  certificate  or  certificates representing the Converting Shares so converted.

               (iv)  Notice of  Conversions  or Other  Transfers  to the  Morgan
          Stanley  Stockholders.  Following  the  consummation  of the IPO,  the
          Corporation  shall not  convert  or  directly  or  indirectly  redeem, repurchase  or  otherwise  acquire  any shares of Class A  Convertible
          Common Stock or any other class of capital stock of the Corporation or take any other action  affecting  the voting  rights of such shares if such action would  increase the percentage of any class of outstanding voting securities of the Corporation  beneficially owned or controlled by any Morgan  Stanley  Stockholder  (other than any such  stockholder which  requested  that the  Corporation  take such  action,  or. which otherwise  waives  in  writing  its  rights  under  this  subparagraph
          (d)(iv)),  unless the Corporation  gives written notice (the "Deferral
          Notice")  of such  action  to each  Morgan  Stanley  Stockholder.  The
          Corporation  will  defer  making  any  such  conversion,   redemption,
          purchase or other acquisition,  or taking any such other action, for a period of 10 business days (the  "Deferral  Period")  after giving the
          Deferral  Notice in order to allow each Morgan Stanley  Stockholder to determine  whether it wishes to convert or take any other  action with respect to the Common Stock it beneficially owns, controls, or has the power to vote, and if any such Morgan Stanley  Stockholder then elects to convert  any shares of Class A  Convertible  Common  Stock it shall notify the  Corporation  in writing  within five  business days of the issuance of the Deferral Notice,  in which case the Corporation  shall
          (i) defer  taking the  pending  action  until the end of the  Deferral
          Period,  (ii)  promptly  notify from time to time each Morgan  Stanley
          Stockholder  holding  shares  of  each  proposed  conversion  and  the proposed  transactions,  and (iii) effect the conversions requested by all Morgan  Stanley  Stockholders  in response  to the notices  issued pursuant  to this  subparagraph  (d)(iv)  at the  end of the  Deferral
          Period.

               The  Corporation  shall  deliver  notice to each  Morgan  Stanley
          Stockholder  (i) not later than 50 days  after the end of each  fiscal quarter, of the number of shares of each class of stock outstanding as of a  date  on  or  after  the  end  of  such  fiscal  quarter  (which requirement may be satisfied by the Corporation by delivering periodic reports  under the  Securities  Exchange Act of 1934,  as amended (the
          "Exchange  Act")  containing  such  information)  and (ii)  within  10 business  days of the  issuance  of any shares of Class A  Convertible
          Common Stock which,  together with any other such issuances  since the date of the last  notice  pursuant  to clause  (i) of this  paragraph, results in the  number of  outstanding  shares of Class A  Convertible
          Common  Stock  increasing  by three  percent or more since the date of such last prior notice.

               (v) Stock Splits;  Adjustments.  If the Corporation  shall in any manner  subdivide  (by stock split,  stock  dividend or  otherwise) or combine (by reverse stock split or otherwise) the  outstanding  shares of any class of Common  Stock,  the  outstanding  shares of each other class of Common Stock shall be subdivided or combined, as the case may be,  to the same  extent,  share and share  alike,  and  effective provision  shall be made for the protection of the  conversion  rights hereunder.

               In case of any  reorganization,  reclassification  or  change  of shares of any class of Common  Stock (other than a change in par value or  from  par  to  no  par  value  as a  result  of a  subdivision  or combination),  or in case of any consolidation of the Corporation with one or more  corporations or a merger of the Corporation  with another corporation,  each holder of a share of Common Stock,  irrespective of class,  shall  have the right at any time  thereafter,  so long as the conversion  right hereunder with respect to such share would exist had such  event not  occurred,  to  convert  such  share into the kind and amount  of  shares  of  stock  and  other  securities  and  properties
          (including    cash)     receivable    upon    such     reorganization,
          reclassification,  change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of the class of Common
          Stock into which such shares of Common Stock might have been converted immediately  prior to such  reclassification,  change,  consolidation, merger,  sale,  lease or  other  disposition.  In the  event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition,  effective  provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Common Stock of each class that shall be  applicable,  as nearly as reasonably  may be,  to any  such  other  shares  of stock  and  other securities  and  property  deliverable  upon  conversion  of shares of
          Common  Stock into which such Common  Stock might have been  converted immediately prior to such event.

               (vi)  Reservation of Shares.  The Corporation  shall at all times reserve and keep available out of its  authorized but unissued  shares of each class of Common Stock or its treasury  shares,  solely for the purposes of  issuance  upon the  conversion  of shares of any class of
          Common Stock, such number of shares of such class as are then issuable upon the  conversion of all  outstanding  shares of each such class of
          Common Stock.

               (vii) Payment of Transfer Taxes. The issuance of certificates for shares of any class of Common Stock upon  conversion  of shares of any other  class of  Common  Stock  shall be made  without  charge  to the holders of such  shares  for any  issuance  tax in respect  thereof or other  cost  incurred  by the  Corporation  in  connection  with  such conversion  and the  related  issuance  of  shares  of  Common  Stock;
          provided,  however,  that the Corporation shall not be required to pay any tax which may be payable in respect of any  transfer  involved  in the issuance and delivery of any certificate in a name other than that of the  holder of the  Common  Stock  converted  and no such  issue or delivery  shall be made  unless and until the person  requesting  such issue or delivery has paid to the  Corporation  the amount of any such tax or has established,  to the satisfaction of the Corporation,  that such tax has been paid.

               (e) No Preemptive  Rights.  The holders of shares of Common Stock shall have no preemptive or Preferential rights of subscription to any shares  of any  class  of  capital  stock  of the  Corporation  or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

               (f) Definitions.  As used herein,  the following terms shall have meanings shown below:

                    (i) "Affiliate" means with respect to any Person,  any other
               Person,  directly or  indirectly  controlling,  controlled  by or under  common  control  with such  Person,  whether  through  the ownership of voting  securities,  by contract or  otherwise,  and successor trust or nominee.

                    (ii) "Morgan  Stanley  Stockholders"  means  Morgan  Stanley
               Capital Investors,  L.P., a Delaware limited partnership,  Morgan
               Stanley   Capital   Partners  III,   L.P.,  a  Delaware   limited
               partnership, The Morgan Stanley Leveraged Equity Fund II, L.P., a
               Delaware  limited  partnership,   Morgan  Stanley,  Dean  Witter,
               Discover & Co., a Delaware corporation,  Affiliates of any of the foregoing Persons or any member of the Board of Directors who was nominated  for  election  to the  Board of  Directors  by  Morgan
               Stanley Stockholder.

                    (iii) "MS Percentage" means 49% of the outstanding shares of
               Class A Convertible Common Stock.

                    (iv) "Person" means an individual, corporation, partnership, limited liability Company, association,  trust or other entity or organization,  including a government or political subdivision or any agency or instrumentality, thereof.

                    (v)  "Transfer"  or  "Transferred"  means a transfer,  sale, assignment, pledge, gift or other disposition.

     Section 4.3 Preferred  Stock.  Shares of Preferred Stock of the Corporation
may be issued from time to time in one or more classes or series,  each of which class or series  have shall such  distinctive  designation  or title as shall be fixed by the  affirmative  vote of a majority  of the whole  Board of  Directors prior to the  issuance  of any  shares  thereof.  Each  such  class or series of
Preferred  Stock shall have such voting  powers,  full or limited,  or no voting powers, and such designations, preferences and relative, participating, optional or  other  special  rights  and  qualifications,  limitations  or  restrictions, including the dividend rate,  redemption price and liquidation  preference,  and may be convertible into, or exchangeable for, at the option of either the holder or the  Corporation  or upon the happening of a specified  event,  shares of any other  class or  classes or any other  series of the same or any other  class or classes of capital stock,  or any debt  securities,  of the  Corporation at such price or prices or at such rate or rates of exchange  and with such  adjustments as shall be stated and expressed in this  Certificate of Incorporation or in any amendment hereto or in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from to time by the affirmative  vote of a majority  of the whole  Board of  Directors  prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance  with the DGCL. The authority of the Board of Directors with  respect to each  series  shall also  include,  but not be limited  to, the determination of restrictions, if any, on the issue or reissue of any additional shares of Preferred Stock.

                                    ARTICLE V
                                 INDEMNIFICATION

     Section 5.1 Indemnification. (a) Right to Indemnification.  Each person who was or is made a party or is  threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter  defined) because he or she is or was or had agreed to become a  director,  officer or  Delegate of this
Corporation, shall, and, at the election of the Corporation as determined by the
Board of  Directors,  each person who was or is made a party or is threatened to be made a party to or is  involved  in or called as a witness in any  Proceeding because he or she is or was an  employee  or agent of the  Corporation  may,  be indemnified and held harmless by the Corporation to the fullest extent permitted under the DGCL,  as the same now exists or may hereafter be amended (but, in the case of any such amendment,  only to the extent that such amendment  permits the
Corporation to provide  broader  indemnification  rights than the DGCL permitted the Corporation to provide prior to such amendment).  Such indemnification shall cover all expenses incurred by an person indemnified  pursuant to this Article V
(including,   but  not  limited  to,  attorneys'  fees  and  other  expenses  of litigation)  and all  liabilities  and losses  (including,  but not  limited to, judgments,  fines,  ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

     Notwithstanding  the  foregoing,  except  with  respect to  indemnification specified in Section  5.l(c),  the  Corporation  shall  indemnify an Indemnified
Person in  connection  with a  Proceeding  (or part  thereof)  initiated by such person only if such  Proceeding (or part thereof) was authorized by the Board of
Directors of the Corporation.

     For purposes of this Article V:

               (i) a  "Proceeding"  is an action,  suit or  proceeding,  whether civil,  criminal,  administrative  or  investigative,  and any  appeal therefrom  including,  without  limitation,  any  such  action,  suit, proceeding or appeal by or in the right of the Corporation;

               (ii) a "Delegate" of the  Corporation  is (A) any employee of the
          Corporation or a subsidiary of the  Corporation  serving as a director or officer (or in a  substantially  similar  capacity) of an entity or
          enterprise  (x)  in  which  the  Corporation   and  its   subsidiaries
          collectively  own a  10%  or  greater  equity  interests  or  (y)  the principal  function of which is to service or benefit the  Corporation
          or  a  subsidiary  of  the  Corporation;   (B)  any  employee  of  the
          Corporation or a subsidiary of the Corporation serving as a trustee or fiduciary of an employee benefit plan of the Corporation or any entity or enterprise  referred to in clause (A); and (C) any person acting at the  request  of the  Board of  Directors  of the  Corporation  in any
          capacity with any entity or enterprise other than the Corporation; and

               (iii) the "Corporation"  means American Italian Pasta Company,  a
          Delaware  corporation,  and its  successors,  but does not include any constituent  corporation  (including any constituent of a constituent)
          absorbed in a  consolidation  or merger  within the meaning of Section
          145(h) of the DGCL.

                                       10

          (b)  Expenses.  Expenses,  including  attorneys'  fees,  incurred by a director  or officer of the  Corporation  indemnified  pursuant  to Section
     5.1(a) in defending or otherwise  being  involved in a Proceeding  shall be paid  by the  Corporation  in  advance  of the  final  disposition  of such
     Proceeding,  including any appeal therefrom, upon receipt of an undertaking
     (the  "Undertaking") by or on behalf of such person to repay such amount if it shall  ultimately  be  determined  that he or she is not  entitled to be indemnified  by  the  Corporation;  provided  that  in  connection  with  a
     Proceeding (or part thereof) initiated by such person,  except a Proceeding authorized by Section 5.1(c),  the  Corporation  shall pay said expenses in advance of final  disposition only if such Proceeding (or part thereof) was authorized  by the  Board of  Directors.  A  person  to whom  expenses  are advanced  pursuant  hereto shall not be obligated to repay  pursuant to the
     Undertaking  until the final  determination of any pending  Proceeding in a court of competent  jurisdiction  concerning the right of such person to be indemnified  or the  obligation  of such  person to repay  pursuant  to the
     Undertaking.  Such expenses,  including  attorneys' fees, incurred by other employees and agents of the  Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (c)  Protection  of Rights.  If a claim  under  Section  5.1(a) is not promptly  paid in full by the  Corporation  after a written  claim has been received by the  Corporation  or if expenses  pursuant to Section 5.1(b) of this Article have not been promptly  advanced  after a written  request for such advancement accompanied,  in the case of such request by a director or officer,  by the  Undertaking  has been  received by the  Corporation,  the claimant may at any time  thereafter  bring suit against the Corporation to recover the unpaid amount of the claim or the  advancement of expenses.  If successful,  in whole or in part, in such suit, such claimant shall also be entitled to be paid the  reasonable  expense  thereof  (including,  without limitation,  attorneys'  fees).  It shall be a defense  to any such  action
     (other than an action  brought to enforce a claim for expenses  incurred in defending  any  Proceeding  in advance of its final  disposition  where the required  Undertaking,  if any, has been tendered to the Corporation)  that indemnification  of the  claimant is  prohibited  by law, but the burden of proving such defense  shall be on the  Corporation.  Neither the failure of the  Corporation  (including  its  Board of  Directors,  independent  legal counsel,  or its  stockholders) to have made a determination,  if required, prior  to the  commencement  of such  action  that  indemnification  of the claimant is proper in the circumstances, nor an actual determination by the
     Corporation  (including its Board of Directors,  independent legal counsel, or its stockholders)  that  indemnification  of the claimant is prohibited,
     shall  be  a  defense   to  the  action  or  create  a   presumption   that
     indemnification  of the  claimant is  prohibited.  The  termination  of any action, suit or proceeding by judgment,  order, settlement,  conviction, or upon a plea of nolo  contendere  or its  equivalent,  shall not, of itself, create a  presumption  that the person did not act in  accordance  with any applicable  standard of conduct which makes it  permissible  under the DGCL for the Corporation to indemnify the claimant.

          (d) Miscellaneous.

               (i) Non-Exclusivity of Rights. The rights conferred on any person by this  Article V shall not be  exclusive  of any other  rights which such person may have or hereafter acquire under any statute, provision of the  Certificate  of  Incorporation,  By-law,

                                       11

          agreement,   vote  of  stockholders  or  disinterested   directors  or
          otherwise.  The  Board  of  Directors  shall  have the  authority,  by resolution, to provide for such indemnification of employees or agents of the  Corporation  or others and for such other  indemnification  of directors, officers or Delegates as it shall deem appropriate.

               (ii)  Insurance,  Contracts  and  Funding.  The  Corporation  may
          maintain  insurance,  at  its  expense,  to  protect  itself  and  any director,  officer,  Delegate,  employee,  or agent of the Corporation against  any  expenses,  liabilities  or losses,  arising  out of such person's status as such, whether or not the Corporation would have the power to indemnify such person  against such expenses,  liabilities or losses under the DGCL. The  Corporation  may enter into contracts with any director, officer or Delegate of the Corporation in furtherance of the provisions of this Article V and may create a trust fund,  grant a security interest or use other means (including, without limitation, a letter of  credit to ensure  the  payment  of such  amounts  as may be necessary to effect the advancing of expenses and  indemnification  as provided in this Article V.

               (iii) Contractual  Nature. The provisions of this Article V shall be applicable  to all  Proceedings  commenced or continuing  after its adoption,  whether such arise out of events,  acts or omissions  which occurred prior or subsequent to such  adoption,  and shall continue as to a person who has ceased to be a director,  officer or Delegate  and shall inure to the benefit of the heirs,  executors and administrators of such  person.  This  Article  V shall be  deemed  to be a  contract between  the  Corporation  and each  person who, at any time that this
          Article V is in  effect,  serves  or  agrees to serve in any  capacity which  entitles  him to  indemnification  hereafter  and any repeal or other  modification of this Article,  the adoption of any provision of the Corporation's Certificate of Incorporation  inconsistent with this
          Article  V or any  repeal  or  modification  of the DGCL or any  other applicable  law shall not limit any such person's  entitlement  to the advancement  of expenses or  indemnification  under this Article V for
          Proceedings  then  existing or later  arising  out of events,  acts or omissions  occurring  prior to such repeal or modification or adoption of an inconsistent provision, including, without limitation, the right to  indemnification  for  Proceedings  commenced  after such repeal or modification or adoption of an inconsistent  provision to enforce this
          Article V with regard to Proceedings arising out of acts, omissions or events  occurring  prior to such repeal or modification or adoption of an inconsistent provision.

                                   ARTICLE VI
                             LIABILITY OF A DIRECTOR

     Section 6.1 Director Liability. (a) A director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary  duty as a director,  except for  liability  (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or  omissions  not in good  faith  or  which  involve  intentional misconduct or a knowing  violation of law,  (iii) under Section 174 of the DGCL, or (iv) for any  transaction  from  which  the  director  derived  any  improper personal benefit.

          (b)  If the  DGCL  is  amended  hereafter  to  authorize  the  further elimination or limitation of the liability of directors, then the liability of a director  of the  Corporation  shall be

                                       12

     eliminated or limited to the fullest  extent  authorized by the DGCL, as so amended,  without  further  action by either the Board of  Directors or the stockholders of the Corporation.

          (c)  Neither  any  amendment  nor repeal of this  Article  VI, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent  with this Article VI, shall eliminate or reduce the effect of this Article, in respect of any act or omission occurring, or any action or proceeding accruing or arising or that, but for this Article,  would accrue or arise,  prior to such  amendment,  repeal or adoption of an inconsistent provision.

                                  ARTICLE VII
                  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

     Section 7.1 Management of the Affairs of the Corporation.  (a) The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the  Corporation  and do all such lawful acts and things that are not conferred  upon or reserved to the  stockholder,  by law, by this  Certificate of  Incorporation  or by the by-laws of the  Corporation  (the
"By-Laws").

          (b) Election of directors  of the  Corporation  need not be by written ballot, unless required by the By-Laws.

          (c) The  following  provisions  are  inserted for the  limitation  and regulation  of the  powers  of the  Corporation  and of its  directors  and stockholders:

               (i)  Amendment of By-Laws.  The By-Laws,  or any of them,  may be altered,  amended or repealed, or new By-Laws may be made, but only to the extent any such alteration,  amendment repeal or new By-Law is not inconsistent  with any provision of this  Certificate of Incorporation as it may be amended  from time to time,  either by a majority  of the whole Board of Directors  or by the  stockholders  of the  Corporation upon  the  affirmative  vote of the  holders  of at least a 80% of the outstanding capital stock entitled to vote thereon.

               (ii) Board of Directors.

                    (A) The number of directors which shall constitute the whole
               Board of Directors  shall be determined in the manner provided in the By-Laws of the  Corporation.  The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors  constituting the entire Board permits, with the term of office  of one class  expiring  each  year.  The initial  division of the Board of Directors  shall be made by the decision  of a majority  of the entire  Board of  Directors.  The initial  Class I  directors  elected by the  stockholders  of the
               Corporation  shall hold  office for a term  expiring  at the 1998 annual meeting of stockholders  and until their  successors shall be elected and  qualified,  subject to prior  death,  retirement, resignation or removal; the initial Class II directors elected by the

                                       13

               stockholders  of the  Corporation  shall  hold  office for a term expiring at the 1999  annual  meeting of  stockholders  and until their successors shall be elected and qualified, subject to prior death, retirement,  resignation or removal; and the initial Class
               Ill  directors  elected by the  stockholders  of the  Corporation shall hold office for a term expiring at the 2000 annual  meeting of stockholders  and until their  successors shall be elected and qualified,  subject to prior death,  retirement,  resignation  or removal.  At each such annual meeting of stockholders and at each annual meeting  thereafter,  successors to the class of directors whose term  expires at that  meeting  shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal.

                    (B)  Subject to the  rights of the  holders of any series of preferred  stock  or any  other  class  of  capital  stock of the
               Corporation  (other than  common  stock)  then  outstanding,  any
               vacancy  in  the  Board  of   Directors,   arising   from  death,
               retirement,  resignation,  removal,  an increase in the number of directors  or any  other  cause,  may be  filled  by the Board of
               Directors  (excluding  for this purpose  directors  designated by affiliates of Morgan Stanley Dean Witter  Discover & Co. pursuant to the Amended and Restated  Shareholders'  Agreement dated as of
               October 6, 1997 (as amended from time to time, the  "Shareholders
               Agreement")  to the  extent  but only to the  extent,  that  such
               directors   would   constitute  a  majority  of  such   remaining
               directors),  acting by a majority of the remaining directors then in office,  although less than a quorum,  or by a sole  remaining director, the stockholders acting at an annual meeting or, if the vacancy is with respect to a director  elected by a voting group, by action of any other directors  elected by such voting group or such voting group.  Notwithstanding  the preceding  sentence,  so long as the  Shareholders  Agreement  between the Company and the stockholders  specified therein remains in effect, the person who designated  any director  nominee  pursuant to Section 2.1 of the
               Shareholders  Agreement  shall be entitled to  designate  another director  nominee  to be  appointed  by the  Board of  Directors, provided a vacancy  occurs as a result of the death,  disability, retirement,  resignation, removal or otherwise of the director so designated.  Each director  chosen to fill a vacancy in the Board of  Directors  arising from the death,  retirement,  resignation, removal of a director  shall be elected to  complete  the term of office of the  director who is being  succeeded,  in the event of any increase or decrease in the  authorized  number of directors,
               (1)  each  director  then  serving  as  such  shall  nevertheless continue  as director of the class of which he or she is a member until the  expiration of such  director's  current term or his or prior death, retirement, resignation or removal and (2) the newly created or eliminated  directorships resulting from such increase or decrease shall be apportioned by the Board of Directors  among the three  classes of directors so as to ensure that no one class has more than one director  more than any other  class,  and each director  so elected  shall hold  office for the same term as the other members of the class to which the director is assigned.  No decrease in the number of directors  constituting the whole Board of Directors shall shorten the term of an incumbent director.

                    (C) Except as may be provided in a resolution or resolutions providing for any class or series of Preferred  Stock pursuant to
               Section 4.3, hereof with respect to any directors  elected by the holders of such class or series, any

                                       14

               director,  or the entire Board of Directors,  may be removed from office  at  any  time,  but  only  for  cause  and  only  by  the affirmative  vote of the holders of at least two-thirds (66 2/3%)
               of the voting power of all of the shares of capital  stock of the corporation  then  entitled to vote  generally in the election of directors, voting together as a single class. Notwithstanding the preceding sentence, so long as the Shareholders Agreement between the Company and the  stockholders  specified  therein  remains in effect  and  the  person  who  designated  any  director  nominee pursuant to Section 2.1 of the  Shareholders  Agreement  requests the removal of the  director so  designated  in  accordance  with
               Section 2.2 of the Shareholders  Agreement,  such director may be removed  from  office  at any time with or  without  cause by the affirmative  vote of the  holders of at least a  majority  of the voting  power  of all of  the  shares  of  capital  stock  of the corporation  then  entitled to vote  generally in the election of directors.  The  provisions  of  this  subsection  shall  be  the exclusive method for the removal of directors.

     Notwithstanding  the  foregoing,  whenever  the  holders of any one or more classes or series of Preferred  Stock issued by the  Corporation  shall have the right,  voting separately by class or series, to elect directors at an annual or special  meeting of  stockholders,  the  election,  term of  office,  filling of vacancies  and other  features  of such  directorships  shall be governed by the terms of this  Certificate  of  Incorporation  or the  resolution or resolutions adopted by the Board of  Directors  pursuant  to Section  4.3 hereof  applicable thereto,  and such  directors  so  elected  shall not be  divided  into  classes pursuant to this Section 7.1(c) unless expressly provided by such terms.

          (iii)  Nomination  of  Directors.  Only  persons who are  selected and recommended  by the Board of  Directors  or the  committee  of the Board of
     Directors  designated  to  make  nominations,   or  who  are  nominated  by
     stockholders  in accordance  with the  procedures set forth in this Section
     7.1(c)(iii),  shall be eligible for  election,  or  qualified to serve,  as directors,  except as may be  otherwise  provided  in this  Certificate  of
     Incorporation  with respect to the right of holders of  Preferred  Stock of the  Corporation  to nominate and elect a specified  number of directors in certain circumstances. Nominations of individuals for election to the Board of  Directors  of the  Corporation  at any annual  meeting  or any  special meeting of stockholders at which directors are to be elected may be made by any  stockholder of the  Corporation  (x) who is a stockholder of record on the  date  of the  giving  of the  notice  provided  for  in  this  Section
     7.1(c)(iii)  and on the record date for the  determination  of stockholders entitled to vote at such meeting and (y) who complies  with the  procedures and requirements set forth in Section 7.l(c)(iii)(A) and (B) below.

               (A) Nominations by  stockholders  shall be made by written notice
          (a  "Nomination   Notice"),   which  shall  set  forth  the  following
          information:  (i) as to each individual nominated,  (a) the name, date of birth,  business address and residence  address of such individual,
          (b) the  business  experience  during  the  past  five  years  of such nominee,  including his or her principal  occupations  and  employment during such period, the name and principal business of any corporation or other  organization  in which such  occupations and employment were carried on, and such other  information as to the nature of his or her

                                       15

          responsibilities,  and  level  of  professional  competence  as may be
          sufficient  to  permit   assessment  of  his  or  her  prior  business
          experience,  (c) whether the nominee is or has ever been at any time a director,  officer  or  owner of 5% or more of any  class  of  capital
          stock,   partnership   interests  or  other  equity  interest  of  any
          corporation,  partnership or other entity,  (d) any directorships held by such nominee in any company with a class of  securities  registered pursuant,  to  Section  12 of the  Exchange  Act,  or  subject  to the requirements  of  Section  15(d) of the  Exchange  Act or any  company registered as an investment  company under the Investment  Company Act of 1940, as amended, (e) whether, in the last five years, such nominee has been  convicted in a criminal  proceeding or has been subject to a
          judgment,   order,  finding  or  decree  of  any  federal,   state  or
          governmental  entity,  concerning  any violation of federal,  state or other law, or any proceeding in bankruptcy,  which conviction,  order, finding,  decree or proceeding may be material to an evaluation of the ability or  integrity  of the  nominee  and (f) any other  information relating to the person that would be  required  to be  disclosed  in a proxy  statement or other  filings  required to be made in  connection with  solicitations  of proxies for election of directors  pursuant to
          Section  14 of  the  Exchange  Act,  and  the  rules  and  regulations promulgated  thereunder;  and  (ii) as to the  Person  submitting  the
          Nomination  Notice and any Person  acting in concert with such Person,
          (a) the name and  business  address of such  Person,  (b) the name and address of such Person as they appear on the Corporation's  books, (c)
          the  class  and  number  of  shares  of  the   Corporation   that  are
          beneficially   owned  by  such  Person,   (d)  a  description  of  all
          arrangements  or  understandings  between  such  stockholder  and each proposed  nominee  and any other  person or persons  (including  their names)  pursuant  to which  the  nomination(s)  are to be made by such stockholder and (e) any other information relating to such stockholder that would be required to be disclosed  in a proxy  statement or other filings  required  to be  made in  connection  with  solicitations  of proxies  for  election  of  directors  pursuant  to  Section 14 of the
          Exchange Act and the rules and regulations promulgated  thereunder.  A written consent to being named in a proxy statement as a nominee,  and to serve as a director if  elected,  signed by the  nominee,  shall be filed with any Nomination Notice.

               (B) To be timely,  Nomination  Notices  must be  delivered to the
          Secretary  and  received  at the  principal  executive  offices in the
          Corporation  (1) in the case of an  annual  meeting,  not less than 60 days  nor  more  than 90 days  prior  to the  anniversary  date of the
          immediately  preceding  annual  meeting  of  stockholders;   provided,
          however,  that in the event  that the  annual  meeting is called for a date that is not within 30 days before or after such anniversary date, the Nomination Notice by the stockholder in order to be timely must be so  received  not later  than the close of  business  on the tenth day following  the day on which  such  notice  of the  date of the  annual meeting is mailed or such public  disclosure of the date of the annual meeting  is  made,  whichever  first  occurs,  or (2) in the case of a special  meeting of  stockholders  called for the  purpose of electing directors,  not  later  than  the  close of  business  on the 10th day following  the day on which notice of the date of the special  meeting is mailed or public  disclosure of the date of the special  meeting is made, whichever first occurs.

                                       16

               (C) No person shall be eligible for election as a director of the
          Corporation  unless  nominated in accordance  with the  procedures and requirements set forth in this Section 7.l(c)(iii). If the chairman of the meeting  determines  that a nomination  was not made in accordance with the foregoing  procedures and  requirements,  the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          (iv) Ability of  Stockholders  to Act by Written  Consent.  Any action required  or  permitted  to be taken at any  annual or  special  meeting of stockholders  may be taken only upon the vote of  stockholders at an annual or special  meeting duly noticed and called in accordance with the DGCL and the By-Laws of the  Corporation  and may not be taken by written consent of stockholders without a meeting, unless the action to be effected by written consent  of  stockholders  and the  taking of such  action by such  written consent have  expressly  been approved in advance by the Board of Directors of the Corporation.  Notwithstanding the preceding sentence, so long as the
     Shareholders  Agreement  remains m  effect,  actions  to  remove  directors designated in accordance with Section 2.1 of the Shareholders Agreement may be taken by written consent of  stockholders  without a meeting if but only if the person who nominated  such  director  pursuant to Section 2.1 of the
     Shareholders  Agreement  votes its  shares of voting  stock in favor of the removal of such director pursuant to such written consent.

          (v)  Special  Meetings  of  Stockholders.   Special  meetings  of  the
     stockholders of the Corporation may be called, for any purpose or purposes, only by (A) the Chairman of the Board of Directors, (B) the Chief Executive
     Officer or (C) the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors  then in office.  Special meetings of the  stockholders  of the  Corporation may not be called by any other person or persons.  Special meetings may be held at any place, within or without the State of Delaware,  as  determined  by the person or persons calling such  meeting.  The only  business  that may be conducted at such a meeting,  other than procedural matters and matters relating to the conduct of the meeting, shall be matters relating to the purpose or purposes stated
     in the notice of meeting.

          (vi) Certain Business Combinations.  The Corporation has elected to be governed by Section 203 of the DGCL.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section 8.1 Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision  contained in this Certificate of  Incorporation, except as otherwise provided in Section 5.1(d)(iii) or Section 6.1(c) hereof, in the manner now or hereafter  prescribed  by the DGCL,  and all rights  conferred upon  stockholders  herein are granted  subject to this  reservation;  provided, however,  that in  addition to any vote of the holders of any class or series of
capital  stock  of  the  Corporation   required  by  law.  this  Certificate  of
Incorporation  or a  Certificate  of  Designation  with  respect  to a series of
Preferred  Stock,  the affirmative vote of the holders of shares of voting stock of the  Corporation  representing at least 80% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate  the number of  authorized  shares of any capital stock set forth in Article IV, (ii) amend, repeal or adopt any provision inconsistent  with  Article V or Article VI which would  diminish  the rights of
Indemnified  Persons  pursuant  to  Article V or the  exculpation  of  directors pursuant to Article VI of this  Certificate of  Incorporation  or (iii) amend or repeal or adopt any provision inconsistent with Section 7.1(c) of Article VII or this Article VIII of this Certificate of Incorporation.

                                   ARTICLE IX
                                  SEVERABILITY

     Section 9.1 In the event that any of the provisions of this  Certificate of
Incorporation  (including  any  provision  within  a  single  article,  section, paragraph  or  sentence)  is held by a court  of  competent  jurisdiction  to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     This  Amended  and  Restated  Certificate  of  Incorporation  shall  become effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF,  this Amended and Restated Certificate of Incorporation of American  Italian Pasta Company is signed on behalf of the Corporation by its
President  and Chief  Executive  Officer and attested by its Secretary as of the
__________ day of October, 1997.

                              AMERICAN ITALIAN PASTA COMPANY

                              By:
                                  ----------------------------------------------
                              Name:    T. S. Webster
                              Title:   President and Chief Executive Officer

ATTEST:

By: ________________________
Name:  David Watson
Title:   Secretary

                           CERTIFICATE OF DESIGNATION
                                       OF
                        SERIES A PARTICIPATING CUMULATIVE
                                 PREFERRED STOCK

                                       OF

                         AMERICAN ITALIAN PASTA COMPANY

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware

     We, Timothy S. Webster,  President and Chief Executive Officer,  and Warren
B. Schmidgall,  Senior  Vice-President and Chief Financial Officer,  of American
Italian Pasta  Company,  a corporation  organized and existing under the General
Corporation  Law of the State of Delaware  ("Delaware  Law"), in accordance with the provisions thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the
Certificate  of  Incorporation  of the  Corporation,  the Board of  Directors on
December  3,  1998,  adopted  the  following  resolution  creating  a series  of
Preferred  Stock in the  amount  and  having  the  designation,  voting  powers, preferences and relative,  participating,  optional and other special rights and qualifications, limitations and restrictions thereof as follows:

     SECTION 1.  Designation  and Number of  Shares.  The shares of such  series shall be designated as "Series A Participating  Cumulative Preferred Stock" (the
"Series A Preferred Stock"),  and the number of shares  constituting such series shall be 250,000.  Such number of shares of the Series A Preferred  Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease  shall  reduce  the number of shares of Series A  Preferred  Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion  of  outstanding  rights,  options or other securities issued by the Corporation.

     SECTION 2. Dividends and Distributions.

          (a) The  holders  of  shares  of  Series A  Preferred  Stock  shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose,  quarterly dividends payable on
     March 30,  June 30,  September  30 and  December 31 of each year (each such date being  referred to herein as a  "Quarterly  Dividend  Payment  Date"), commencing  on the first  Quarterly  Dividend  Payment Date after the first issuance of any share or  fraction of a share of Series A Preferred  Stock, in an amount per share  (rounded to the nearest  cent) equal to the greater of (i) $1.00 and (ii) subject to the provision for  adjustment  hereinafter set forth,  100 times the aggregate per share amount of all cash  dividends or other  distributions and 100 times the aggregate per share amount of all non-cash  dividends  or other  distributions  (other  than  (A) a  dividend payable in shares of Class A Convertible  Common Stock, par value $.001 per share, and Class B Convertible Non-Voting Common Stock, par value $.001 per share,  of the  Corporation  (collectively,  the  "Common  Stock") or (B) a subdivision of the outstanding shares of Common Stock (by  reclassification or  otherwise)),  declared  on  the  Common  Stock  since  the  immediately preceding  Quarterly  Dividend  Payment Date, or, with respect to the first
     Quarterly  Dividend  Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred  Stock. If the Corporation  shall at any time after December 3, 1998 (the "Rights  Declaration Date") pay any
     dividend  on Common  Stock  payable  in shares of Common  Stock or effect a subdivision or combination  of the  outstanding  shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of
     Common Stock,  then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled  immediately  prior to such event under  clause  2(a)(ii)  of the  preceding  sentence  shall be  adjusted by multiplying  such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding  immediately after such event and the denominator  of which is the  number of shares  of Common  Stock  that were outstanding immediately prior to such event.

          (b) The  Corporation  shall declare a dividend or  distribution on the
     Series A Preferred  Stock as provided in paragraph  2(a) above  immediately after it declares a dividend or  distribution  on the Common  Stock  (other than as described in clauses 2(a)(ii)(A) and 2(a)(ii)(B)  above);  provided that if no dividend or distribution  shall have been declared on the Common
     Stock during the period between any Quarterly Dividend Payment Date and the next subsequent  Quarterly  Dividend  Payment Date (or, with respect to the first  Quarterly  Dividend  Payment  Date,  the  period  between  the first issuance of any share or  fraction  of a share of Series A Preferred  Stock and such first  Quarterly  Dividend  Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends  shall begin to accrue and be cumulative on  outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next  preceding  the date of issue of such  shares  of  Series A  Preferred
     Stock,  unless the date of issue of such  shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such  shares  shall begin to accrue and be  cumulative  from the date of issue of such  shares,  or  unless  the date of issue is a date  after  the record  date  for the  determination  of  holders  of  shares  of  Series A
     Preferred  Stock entitled to receive a quarterly  dividend and on or before such Quarterly  Dividend  Payment Date, in which case dividends shall begin to accrue and be  cumulative  from such  Quarterly  Dividend  Payment Date.
     Accrued but unpaid  dividends  shall not bear  interest.  Dividends paid on shares of Series A Preferred  Stock in an amount less than the total amount of such  dividends  at the time accrued and payable on such shares shall be allocated pro rata on a  share-by-share  basis among all such shares at the time  outstanding.  The Board of  Directors  may fix a record  date for the determination  of holders of shares of Series A Preferred Stock entitled to receive  payment of a dividend  or  distribution  declared  thereon,  which record  date shall not be more than 60 days prior to the date fixed for the payment thereof.

                                       2

     SECTION 3. Voting Rights.  In addition to any other voting rights  required by law,  the  holders  of shares  of Series A  Preferred  Stock  shall  have the following voting rights:

          (a) Subject to the provision  for  adjustment  hereinafter  set forth, each share of Series A Preferred  Stock shall entitle the holder thereof to
     100  votes  on all  matters  submitted  to a vote  of  stockholders  of the
     Corporation.  If  the  Corporation  shall  at any  time  after  the  Rights
     Declaration  Date pay any  dividend  on Common  Stock  payable in shares of
     Common Stock or effect a  subdivision  or  combination  of the  outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock,  then in each such case the number of votes per share to which  holders of shares of Series A Preferred  Stock were  entitled  immediately  prior  to such  event  shall  be  adjusted  by multiplying  such number by a fraction the numerator of which is the number of shares of Common Stock outstanding  immediately after such event and the denominator  of which is the  number of shares  of Common  Stock  that were outstanding immediately prior to such event.

          (b) Except as  otherwise  provided  herein or by law,  the  holders of shares of Series A  Preferred  Stock  and the  holders  of shares of Common
     Stock shall vote  together as a single class on all matters  submitted to a vote of stockholders of the Corporation.

          (c) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly  dividends  thereon,  the occurrence of such contingency shall mark the beginning of a period (herein called a "default  period")  which  shall  extend  until such time when all accrued and unpaid  dividends for all previous  quarterly  dividend periods and for the  current  quarterly  dividend  period on all shares of Series A
     Preferred Stock then  outstanding  shall have been declared and paid or set apart for  payment.  During each default  period,  all holders of Preferred
     Stock and any other series of Preferred  Stock then  entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

               (ii) During any default period,  such voting right of the holders of Series A Preferred  Stock may be  exercised  initially at a special meeting called  pursuant to  subparagraph  3(c)(iii)  hereof or at any annual meeting of  stockholders,  and thereafter at annual meetings of stockholders; provided that neither such voting right nor the right of the  holders  of any  other  series of  Preferred  Stock,  if any,  to increase,  in certain cases, the authorized  number of Directors shall be  exercised  unless  the  holders  of 10% in  number  of  shares  of
          Preferred  Stock  outstanding  shall be present in person or by proxy.
          The  absence of a quorum of holders of Common  stock  shall not affect the exercise by holders of Preferred  Stock of such voting  right.  At any meeting at which  holders of Preferred  Stock shall  exercise such voting right initially during an existing  default period,  they shall have the right,  voting as a class,  to elect  Directors  to fill such vacancies,  if any, in the Board of  Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting,  to elect two  Directors.  If the  number  which may be so  elected at any special meeting does not amount to the required number, the holders of the Preferred  Stock shall have the right to make such increase in the number of  Directors  as shall be  necessary to permit the

                                       3

          election  by them of the  required  number.  After the  holders of the
          Preferred Stock shall have exercised their right to elect Directors in any default  period and during the  continuance  of such  period,  the number of Directors shall not be increased or decreased except by vote of the holders of  Preferred  Stock as herein  provided or pursuant to the rights of any equity  securities  ranking  senior to or pari passu with the Series A Preferred Stock.

               (iii)  Unless the holders of  Preferred  Stock  shall,  during an existing  default  period,  have  previously  exercised their right to elect Directors,  the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares  of  Preferred  Stock  outstanding,  irrespective  of series,  may request,  the calling of a special  meeting of holders of
          Preferred  Stock,  which  meeting  shall  thereupon  be  called by the
          President,  a Vice  President  or the  Secretary  of the  Corporation.
          Notice of such meeting and of any annual  meeting at which  holders of
          Preferred  Stock  are  entitled  to vote  pursuant  to this  paragraph
          3(c)(iii)  shall be given to each holder of record of Preferred  Stock by  mailing a copy of such  notice to him at his last  address  as the same appears on the books of the  Corporation.  Such meeting  shall be called for a time not earlier  than 20 days and not later than 60 days after such  order or  request  or in  default  of the  calling of such meeting  within 60 days after such order or request,  such meeting may be called on similar notice by any stockholder or stockholders  owning in the  aggregate  not less than 10% of the total  number of shares of
          Preferred Stock outstanding,  irrespective of series.  Notwithstanding the provisions of this paragraph  3(c)(iii),  no such special  meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

               (iv) In any  default  period,  the holders of Common  Stock,  and other  classes  of  stock  of the  Corporation  if  applicable,  shall continue to be entitled to elect the whole number of  Directors  until the holders of  Preferred  Stock shall have  exercised  their right to elect two  Directors  voting as a class,  after the  exercise of which right (x) the  Directors so elected by the holders of Preferred  Stock shall  continue  in office  until  their  successors  shall  have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors  may (except as provided in paragraph  3(c)(ii)  hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock  which  elected  the  Director  whose  office  shall have become vacant.  References in this paragraph 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such  Directors to fill  vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period,  (x) the right of the holders of Preferred  Stock as a class to elect Directors shall cease,  (y) the term of any Directors  elected by the holders of
          Preferred  Stock as a class  shall  terminate,  and (z) the  number of
          Directors  shall  be  such  number  as  may  be  provided  for  in the certificate of  incorporation  or bylaws  irrespective of any increase made  pursuant to the  provisions of paragraph  3(c)(ii)  hereof (such

                                       4

          number being  subject,  however,  to change  thereafter  in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies  in the Board of  Directors  effected by the  provisions  of clauses  (y) and (z) in the  preceding  sentence  may be  filled  by a majority of the remaining Directors.

          (d) The Certificate of Incorporation  of the Corporation  shall not be amended in any manner  (whether by merger or  otherwise) so as to adversely affect the powers,  preferences or special rights of the Series A Preferred
     Stock  without  the  affirmative  vote of the  holders of a majority of the outstanding  shares of Series A Preferred  Stock,  voting  separately  as a class.

          (e) Except as otherwise provided herein, holders of Series A Preferred
     Stock shall have no special voting  rights,  and their consent shall not be required for taking any corporate action.

     SECTION 4. Certain Restrictions.

          (a) Whenever  quarterly  dividends or other dividends or distributions payable on the Series A  Preferred  Stock as  provided  in Section 2 are in arrears,  thereafter  and  until  all  accrued  and  unpaid  dividends  and distributions,  whether or not declared,  on outstanding shares of Series A
     Preferred Stock shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, or make any other  distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation,  dissolution  or winding  up) to the  Series A  Preferred
          Stock;

               (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon  liquidation,  dissolution  or  winding  up)  with  the  Series A
          Preferred  Stock,  except  dividends  paid  ratably  on the  Series  A
          Preferred Stock and all such other parity stock on which dividends are payable or in arrears in  proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem,  purchase or otherwise acquire for value any shares of stock ranking junior  (either as to dividends or upon  liquidation, dissolution or winding up) to the Series A Preferred  Stock;  provided that the  Corporation  may at any time  redeem,  purchase or otherwise acquire  shares of any such  junior  stock in  exchange  for shares of stock of the  Corporation  ranking  junior (as to  dividends  and upon dissolution,  liquidation  or winding  up) to the  Series A  Preferred
          Stock; or

               (iv) redeem,  purchase or otherwise  acquire for value any shares of Series A  Preferred  Stock,  or any  shares of stock  ranking  on a parity  (either as to dividends or upon  liquidation,  dissolution  or winding up) with the Series A Preferred  Stock,  except in  accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred  Stock and all such  other  parity  stock  upon  such  terms as the  Board of

                                       5

          Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes,  shall  determine  in good  faith  will  result  in fair  and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to  purchase  or  otherwise  acquire  for value any  shares of stock of the
     Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

     SECTION  5.  Reacquired  Shares.  Any  shares of Series A  Preferred  Stock redeemed,  purchased  or  otherwise  acquired by the  Corporation  in any manner whatsoever  shall be  retired  and  cancelled  promptly  after  the  acquisition thereof.  All such shares shall upon their  cancellation  become  authorized but unissued shares of Preferred  Stock without  designation as to series and may be reissued as part of a new series of Preferred  Stock to be created by resolution or  resolutions  of the Board of Directors as  permitted by the  Certificate  of
Incorporation or as otherwise permitted under Delaware Law.

     SECTION 6.  Liquidation,  Dissolution and Winding Up. Upon any liquidation, dissolution or winding up of the Corporation,  no distribution shall be made (1)
to the holders of shares of stock ranking junior (either as to dividends or upon liquidation,  dissolution or winding up) to the Series A Preferred Stock unless, prior  thereto,  the  holders of shares of Series A  Preferred  Stock shall have received $1.00 per share,  plus an amount equal to accrued and unpaid  dividends and distributions thereon, whether or not declared, to the date of such payment;
provided  that the  holders  of  shares  of Series A  Preferred  Stock  shall be entitled to receive an aggregate amount per share,  subject to the provision for adjustment  hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation,  dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation,  dissolution  or winding up. If the  Corporation  shall at any time after the Rights  Declaration  Date pay any dividend on Common Stock  payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common  Stock (by  reclassification  or  otherwise)  into a greater or lesser  number of shares of Common  Stock,  then in each such case the aggregate amount to which  holders of shares of Series A  Preferred  Stock  were  entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence  shall be  adjusted  by  multiplying  such  amount  by a  fraction  the numerator  of  which  is the  number  of  shares  of  Common  Stock  outstanding immediately  after  such  event and the  denominator  of which is the  number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 7. Consolidation,  Merger, Etc. If the Corporation shall enter into any consolidation,  merger, combination or other transaction in which the shares of Common Stock are  exchanged  for or changed  into other stock or  securities, cash or any  other  property,  then in any such  case  the  shares  of  Series A
Preferred  Stock shall at the same time be  similarly  exchanged  for or changed into an amount per share,  subject to the provision for  adjustment  hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any

                                       6

other property, as the case may be, into which or for which each share of Common
Stock is changed or exchanged.  If the  Corporation  shall at any time after the
Rights  Declaration  Date pay any dividend on Common Stock  payable in shares of
Common Stock or effect a subdivision or combination of the outstanding shares of
Common Stock (by  reclassification or otherwise) into a greater or lesser number of shares of Common  Stock,  then in each such case the  amount set forth in the preceding  sentence with respect to the exchange or change of shares of Series A
Preferred  Stock shall be adjusted by multiplying  such amount by a fraction the numerator  of  which  is the  number  of  shares  of  Common  Stock  outstanding immediately  after  such  event and the  denominator  of which is the  number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION  8. No  Redemption.  The  Series A  Preferred  Stock  shall  not be redeemable.

     SECTION 9. Rank.  The Series A  Preferred  Stock  shall rank  junior (as to dividends and upon liquidation,  dissolution and winding up) to all other series of the  Corporation's  preferred  stock  except  any  series  that  specifically provides that such series shall rank junior to the Series A Preferred Stock.

     SECTION 10.  Fractional  Shares.  Series A Preferred Stock may be issued in fractions  of a share which shall  entitle the  holder,  in  proportion  to such holder's  fractional  shares,  to exercise  voting  rights,  receive  dividends, participate  in  distributions  and to have the  benefit of all other  rights of holders of Series A Preferred Stock.

     IN WITNESS  WHEREOF,  we have executed and subscribed this Certificate this
____ day of December, 1998.

                               _________________________________________________
                               Name:
                               Title:

                               _________________________________________________
                               Name:
                               Title:

                                       7